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Exhibit 10.88

CTC MEDIA, INC.

Notice of Option Grant

        This Notice of Option Grant evidences the grant by CTC Media, Inc. (the "Company") of an option (the "Option") to purchase shares ("Option Shares") of the Company's common stock, $0.01 par value per share ("Common Stock"), to the person listed below (the "Participant") pursuant to the Company's 2009 Stock Incentive Plan (the "Plan"). Subject to the terms and conditions of the attached Stock Option Agreement and the Plan, a copy of which has been provided to the Participant, the terms of this Option are as follows:

Name of Participant:	Vyacheslav Murugov
Total number of "Option Shares": (subject to adjustment in accordance with the Plan):	1,000,000
Exercise Price per Option Share: (subject to adjustment in accordance with the Plan):	$16.80
Grant Date:	22 October 2009
Expiration Date:	Unless earlier terminated in accordance with the terms of the attached Stock Option Agreement, this Option shall expire at 5:00p.m. Moscow time on 21 October 2019 (the "Final Exercise Date").

CTC MEDIA, INC.

Stock Option Agreement
 Granted Under 2009 Stock Incentive Plan

1.     Vesting Schedule.

        (a)    Option Shares.    This Option shall become exercisable ("vest") as to 333,333 Option Shares on the Grant Date, 333,333 Option Shares on the first anniversary of the Grant Date, and 333,334 Option Shares on the second anniversary of the Grant Date.

        (b)    Cumulative Exercise.    The right to exercise this Option in accordance with the terms and conditions hereof shall be cumulative so that, to the extent the Option is not exercised in any period to the maximum extent permissible, it shall continue to be exercisable, in whole or in part, with respect to all vested Option Shares until the earlier of the Final Exercise Date or the termination of this Option under Section 2 hereof or the Plan.

        (c)    Leave of Absence.    Notwithstanding any other provision hereof, in the event that the Participant takes an authorized leave of absence from employment (whether for maternity leave, paternity leave or otherwise) lasting longer than three months, the vesting of the Option Shares hereunder shall be suspended during such leave of absence and the vesting periods hereunder shall be adjusted accordingly by the Company's Board of Directors (the "Board") of or a committee thereof acting in good faith.

2.     Exercise of Option.

        (a)    Form of Exercise.    Each election to exercise this Option shall be in writing, signed by the Participant, and received by the Company at its principal office, accompanied by this agreement, and payment in full in the manner provided in the Plan. The Participant may purchase fewer than all of the number of shares covered hereby, provided that no partial exercise of this Option may be for any fractional share.

        (b)    Continuous Relationship with the Company Required.    Except as otherwise provided in Section 1(c) hereof or in this Section 2, this Option may not be exercised unless the Participant, at the time he or she exercises this Option, is, and has been at all times since the Grant Date, an employee, officer or director of, or consultant or advisor to, the Company or any other entity the employees, officers, directors, consultants, or advisors of which are eligible to receive option grants under the Plan (an "Eligible Participant").

        (c)    Termination of Relationship with the Company.    If the Participant ceases to be an Eligible Participant for any reason, then, except as provided in Section 1(c) hereof or paragraphs (d) and (e) below, the right to exercise this Option shall terminate 90 days after such cessation (but in no event after the Final Exercise Date), provided that this Option shall be exercisable only to the extent that the Participant was entitled to exercise this Option on the date of such cessation. Notwithstanding the foregoing, if the Participant, prior to the Final Exercise Date, violates the non-competition or confidentiality provisions of any employment contract, confidentiality and nondisclosure agreement or other agreement between the Participant and the Company or any of its subsidiaries or affiliates, or the provisions of Sections 4, 5 or 6 hereof, the right to exercise this Option shall terminate immediately upon such violation.

        (d)    Exercise Period Upon Death or Disability.    If the Participant dies or becomes disabled prior to the Final Exercise Date while he or she is an Eligible Participant and the Company has not terminated such relationship for "Cause" as specified in paragraph (e) below, this Option shall be exercisable, within the period of 12 months following the date of death or disability of the Participant, by the

Participant (or in the case of death, by an authorized transferee), provided that this Option shall be exercisable only to the extent that this Option was exercisable by the Participant on the date of his or her death or disability, and further provided that this Option shall not be exercisable after the Final Exercise Date. For purposes hereof, "disability" means the inability of the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment, and shall be determined by the Company on the basis of such medical evidence as the Company deems warranted under the circumstances.

        (e)    Termination for Cause.    If, prior to the Final Exercise Date, the Participant's employment or other relationship with the Company is terminated by the Company for Cause (as defined below), the right to exercise this Option shall terminate immediately upon the effective date of such termination of employment or other relationship. If the Participant is party to an employment, consulting or severance agreement with the Company that contains a definition of "cause" for termination of employment or other relationship, "Cause" shall have the meaning ascribed to such term in such agreement. Otherwise, "Cause" shall mean willful misconduct by the Participant or willful failure by the Participant to perform his or her responsibilities to the Company (including, without limitation, breach by the Participant of Sections 4, 5 or 6 hereof or any provision of any employment, consulting, advisory, nondisclosure, non-competition or other similar agreement between the Participant and the Company), as determined by the Board, which determination shall be conclusive. The Participant's employment or other relationship shall be considered to have been terminated for "Cause" if the Board determines, within 30 days after the Participant's resignation, that termination for Cause was warranted.

3.     Acceleration in Connection with Change of Control.

        (a)    Definition.    A "Change of Control" shall mean:

          (1)   the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the "Exchange Act")) (a "Person") of beneficial ownership of any capital stock of the Company if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act) more than 50% of either (x) the then-outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (y) the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided that for purposes of this Section 3(a)(1), the following acquisitions shall not constitute a Change of Control: (A) any acquisition directly from the Company; (B) any acquisition by any company pursuant to a Business Combination (as defined below) which complies with clauses (x) and (y) of Section 3(a)(2) hereof; or (C) any acquisition by Alfa CTC Holdings Limited or MTG Russia AB, or any of their respective affiliates (each such party is referred to herein as an "Exempt Person") of any shares of Common Stock; or

          (2)   the consummation of a merger, consolidation, reorganization, recapitalization or share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), unless, immediately following such Business Combination, each of the following two conditions is satisfied: (x) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring company in such Business Combination (which shall include, without limitation, a company which as a result of such transaction owns the Company or substantially all of the Company's assets either directly or through one or more subsidiaries) (such resulting or acquiring company is referred to herein as the "Acquiring Company") in substantially the same proportions as their ownership of the Outstanding

  Company Common Stock and Outstanding Company Voting Securities, respectively, immediately prior to such Business Combination; and (y) no Person (excluding any Exempt Person) beneficially owns, directly or indirectly, more than 50% of the then-outstanding shares of common stock of the Acquiring Company, or of the combined voting power of the then-outstanding securities of such company entitled to vote generally in the election of directors (except to the extent that such ownership existed prior to the Business Combination).

        (b)    Effect on Option.    Subject to Section 9(b) of the Plan:

          (1)   In the event of any Change of Control where the acquiring or succeeding company in such transaction (or the parent thereof) does not assume this Option or replace this Option with a cash incentive program which provides the Participant with an economic benefit substantially similar to this Option, the exercisability of the Option Shares shall, to the extent the Option Shares are not otherwise fully exercisable, automatically accelerate in full so that all Option Shares shall, immediately prior to the effective date of such Change of Control, become fully exercisable.

          (2)   Following consummation of a Change of Control in which this Option is assumed by the acquiring or succeeding company or otherwise remains in force, the Option Shares shall continue to vest in accordance with the vesting schedule and upon the terms set forth in this Agreement; provided that if, on or prior to the date 120 days following the date of the consummation of the Change of Control, the Participant's employment with the Company or the acquiring or succeeding company is terminated without Cause by the Company or the acquiring or succeeding company, then this Option shall become immediately exercisable in respect of all of the Option Shares.

4.     Non-Competition and Non-Solicitation.

        (a)   During the period in which the Participant is an Eligible Participant and for a period of six (6) months with respect to subclause (1) below, and for a period of [two (2) years] with respect to subclause (2) and (3) below, from the date on which the Participant ceases to be an Eligible Participant, the Participant will not directly or indirectly:

          (1)   as an individual proprietor, partner, stockholder, officer, employee, director, independent consultant, joint venturer, investor, lender, or in any other capacity whatsoever (other than as the holder of not more than five percent (5%) of the total outstanding stock of a publicly held company), engage in the business of television broadcasting (including, without limitation, the production of programming for television broadcast) in Russia or in any other country in which the Company or any of its subsidiaries (together, the "Group") then has a television broadcasting license or in which it has undertaken material preparations to obtain a television broadcasting license; or

          (2)   recruit, solicit or induce, or attempt to induce, any employee or employees of the Group [(other than the Participant's personal assistant(s) and his driver)] who were employees of the Group at any time during the six (6) months up to and including the date of the Participant's termination to terminate their employment with, or otherwise cease their relationship with, the Group; or

          (3)   solicit, divert or take away, or attempt to divert or to take away, the business or patronage of any of the current or prospective business partners, advertisers or affiliate stations of the Group with whom the Participant had significant business discussions and/or negotiations (as evidenced by written correspondence and/or email communications) while an Eligible Participant and as a result of the Participant being an employee, officer or director of, or consultant or advisor to, any member of the Group.

        (b)   If any restriction set forth in this Section 4 is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable.

        (c)   The Participant acknowledges and agrees that the restrictions contained in this Section 4 are necessary for the protection of the business and goodwill of the Group and are considered by the Participant to be reasonable for such purpose. The Participant agrees that any breach of this Section 4 will cause the Group substantial and irrevocable damage and therefore, in the event of any such breach, in addition to such other remedies which may be available, the Group shall have the right to seek specific performance and injunctive relief.

        (d)   The provisions of this Section 4 shall survive the Participant ceasing to be an Eligible Participant for any reason.

5.     Proprietary Information.

        (a)   The Participant agrees that all information and know-how, whether or not in writing, of a private, secret or confidential nature concerning the Group's business or financial affairs (collectively, "Proprietary Information") is and shall be the exclusive property of the Group. By way of illustration, but not limitation, Proprietary Information may include business processes, methods and techniques; planned programming schedules; material terms of contracts, research data, personnel data, computer programs and supplier lists. The Participant shall not disclose any Proprietary Information to others outside the Group or use the same for any unauthorized purposes without written approval of the Board, either during the period in which he is an Eligible Participant or after he ceases to be an Eligible Participant; provided, however, that, Proprietary Information shall not include information which, at the time of disclosure or use, was generally available to the public other than by breach of this Section 5 or was available to the party to whom disclosed on a non-confidential basis by disclosure or access provided by the Group or a third party without breaching any obligations of the Group, the Participant or such third party, or was otherwise developed or obtained legally and independently by the person to whom disclosed without breach of this agreement; and provided, further, that, the Participant may disclose Proprietary Information when required to do so by a court of competent jurisdiction, by any governmental agency having supervisory authority over the business of the Group or by any administrative or legislative body (or committee thereof) with jurisdiction to order the Participant to divulge, disclose or make accessible such information.

        (b)   The Participant agrees that all files, letters, memoranda, reports, records, data, notebooks, program listings, or other written, photographic, or other tangible material containing Proprietary Information, whether created by the Participant or others, which shall come into his custody or possession, shall be and are the exclusive property of the Group to be used by the Participant only in the performance of his duties for the Group.

        (c)   The Participant agrees that his obligation not to disclose or use information, know-how and records of the types set forth in paragraphs (a) and (b) above, also extends to such types of information, know-how, records and tangible property of business partners of the Group or other third parties who may have disclosed or entrusted the same to the Group or to the Participant in the course of the Group's business.

        (d)   The provisions of this Section 5 shall survive the Participant ceasing to be an Eligible Participant for any reason.

6.     Notice of Resignation or Cessation of Service.    The Participant shall give at least [3/6] months prior written notice of the resignation at the election of the Participant of his or her position as an employee, officer or director of, or the cessation of service at the election of the Participant as a consultant or advisor to, any member of the Group.

7.     Withholding.    No Option Shares will be issued pursuant to the exercise of this Option unless and until the Participant pays to the Company, or makes provision satisfactory to the Company for payment of, any applicable taxes, including withholding taxes, required by law to be withheld in respect of this Option.

8.     Transfer Restrictions.    This Option may not be sold, assigned, transferred, pledged or otherwise encumbered by the Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the lifetime of the Participant, this Option shall be exercisable only by the Participant; provided that, subject to the terms and conditions of the Plan, the Participant may transfer this Option to or for the benefit of any immediate family member, family trust, or other entity established for the benefit of the Participant and/or an immediate family member thereof.

9.     Provisions of the Plan.    This Option is subject to the provisions of the Plan (including the provisions relating to amendments to the Plan), a copy of which is furnished to the Participant with this Option.

*****

        IN WITNESS WHEREOF, the Company has caused this Option to be executed by its duly authorized officer.

CTC MEDIA, INC. By: Name: Title:

PARTICIPANT'S ACCEPTANCE

        The undersigned hereby accepts the foregoing Option and agrees to the terms and conditions thereof. The undersigned hereby acknowledges receipt of a copy of the Company's 2009 Stock Incentive Plan.

PARTICIPANT: Signature: Print Name:

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  Exhibit 10.88